Exhibit 5.1

PARTNERSHIP CONSTITUEE SELON LE DROIT DE L’OHIO, USA

AVOCATS AU BARREAU DE PARIS

2, RUE SAINT-FLORENTIN • 75001 PARIS

TELEPHONE: (0)1.56.59.39.39 • FACSIMILE: (0)1.56.59.39.38 • TOQUE J 001

WWW.JONESDAY.COM

November 3, 2025

Sanofi

46 avenue de la Grande Armée

75017 Paris, France

Re:	Issuance by Sanofi of:

$400,000,000 aggregate principal amount of 3.750% Notes due 2027

$400,000,000 aggregate principal amount of 3.800% Notes due 2028

$1,200,000,000 aggregate principal amount of 4.200% Notes due 2032

$500,000,000 aggregate principal amount of floating rate Notes due 2027

$500,000,000 aggregate principal amount of floating rate Notes due 2028

Ladies and Gentlemen:

We are acting as special French counsel for Sanofi, a French société anonyme (the “Company”), in connection with the issuance and sale of $400,000,000 aggregate principal amount of the Company’s 3.750 % Notes due 2027, $400,000,000 aggregate principal amount of the Company’s 3.800% Notes due 2028, $1,200,000,000 aggregate principal amount of the Company’s 4.200% Notes due 2032, $500,000,000 aggregate principal amount of the Company’s floating rate Notes due 2027 and $500,000,000 aggregate principal amount of the Company’s floating rate Notes due 2028 (the “Notes”) pursuant to the underwriting agreement dated October 27, 2025 (the “Underwriting Agreement”), entered into by and among the Company and Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc. and Natixis Securities Americas LLC (collectively, the “Underwriters”). The Notes are being issued in accordance with the decision of the directeur financier (chief financial officer) dated October 27, 2025, and pursuant to the indenture (the “Indenture”), dated as of November 3, 2025, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and the officer’s certificate dated November 3, 2025, establishing the form and terms of the Notes pursuant to Section 301 of the Indenture.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, subject to the further limitations, qualifications and assumptions set forth herein, and taking into account the provisions of French law that we consider applicable, we are of the opinion that the Notes are duly authorized.

BUREAUX : AL-KHOBAR • AMSTERDAM • ATLANTA • BOSTON • BRISBANE • BRUXELLES • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DETROIT • DUBAÏ • DÜSSELDORF • FRANCFORT • HONG KONG • HOUSTON • IRVINE • LONDRES • LOS ANGELES • MADRID MELBOURNEMEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOU • MUNICH • NEW YORK PARIS • PÉKIN • PERTH • PITTSBURGH RIYADSAN DIEGO • SAN FRANCISCO • SÃO PAULO SHANGHAÏ • SILICON VALLEY SINGAPOUR • SYDNEY • TAÏPEI • TOKYO • WASHINGTON

November 3, 2025

In our examination of the foregoing documents, we have assumed, with your consent, the authenticity of the signatures on the documents submitted to us as original copies, and the conformity of all copies of documents with the originals thereof.

As to facts material to the opinions and assumptions expressed herein, we have relied upon written statements and representations of the officers and other representatives of the Company and others.

We are members of the Paris bar and this opinion is limited to the laws of the French Republic.

This opinion is subject to the sovereign power of the French courts to interpret the facts and circumstances of any adjudication.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Form 6-K dated the date hereof and incorporated by reference into the Registration Statement on Form F-3 (File No. 333-278506), filed by the Company to effect the registration of the Notes under the Securities Act of 1933 (the “Securities Act”) and to the reference to Jones Day under the caption “Validity of Securities” in the prospectus and “Validity of the Notes” in the prospectus supplement constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is given on the basis that it is to be governed by, and construed in accordance with, the laws of the French Republic.

Very truly yours,

/s/ Jones Day